UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K


                            CURRENT REPORT
               Filed Pursuant to Section 13 OR 15(d) of
                  THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  JANUARY 31, 1996




                  METROMEDIA INTERNATIONAL GROUP, INC.
        (Exact name of registrant as specified in its charter)





         DELAWARE                        1-5706              58-0971455
(State or other jurisdiction of    (Commission File         (IRS Employer
       incorporation)                   Number)         Identification Number)


                       945 East Paces Ferry Road
                              Suite 2210
                        ATLANTA, GEORGIA  30326
               (Address of principal executive offices)






Registrant's telephone number, including area code:  (404) 261-6190



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Item 5.     OTHER EVENTS

          On January 31, 1996, Metromedia International Group, Inc. (the "Company") and The Samuel Goldwyn Company ("Goldwyn") announced that they signed a merger agreement (the "Merger Agreement") pursuant to which Goldwyn will merge with a newly-formed, wholly-owned subsidiary of the Company (the "Merger").

          The terms of the Merger Agreement provide that upon consummation of the Merger, Goldwyn stockholders will receive $5.00 worth of the Company's common stock for each share of Goldwyn stock, provided that the average closing price of Company stock over the 20 day period ending five days prior to the meeting of the stockholders of the Company is between $12.50 and $16.50. If the average closing price of the Company's common stock is less than $12.50, Goldwyn stockholders will receive .4 shares of Company stock for each share of Goldwyn stock, and if the average closing price of the Company's common stock is greater than $16.50, Goldwyn stockholders will receive .3030 shares of Company stock.

          The Board of Directors of the Company and Goldwyn have approved the Merger. Consummation of the Merger is subject to, among other customary closing conditions, the approval of the transaction by the stockholders of the Company and Goldwyn, receipt by the Board of Directors of the Company of a fairness opinion from its investment advisor, the refinancing or extension of certain of Goldwyn's indebtedness and the receipt of regulatory approvals, including the lapse or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          Pursuant to the terms of a voting agreement entered into simultaneously with the execution of the Merger Agreement, the Samuel Goldwyn, Jr. Family Trust, holder of approximately 64% of the outstanding common stock of Goldwyn, agreed to vote its shares in favor of the Merger. Pursuant to a distribution agreement, the Company will acquire distribution rights to the Samuel Goldwyn Classics Library for a term which extends until the year 2020. Also, pursuant to a trademark license agreement Samuel Goldwyn, Jr. has agreed to license the trademark "Samuel Goldwyn" to the Company in perpetuity royalty-free with regard to existing product and has agreed to the use of the name "Goldwyn" by the Company in perpetuity royalty-free in connection with its film and television business.

          In connection with the Merger, Orion Pictures Corporation, a wholly-owned subsidiary of the Company, has agreed to provide Goldwyn with an advance of up to $5.5 million for the acquisition of certain rights in six films.

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                             Page 3

          The foregoing description of the Merger Agreement and the transactions contemplated thereby are qualified in its entirety by such document which is filed as Exhibit 99.1 hereto and which is incorporated herein by reference thereto.



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                             Page 4


Item 7.   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS


     (c)  The following are exhibits to this Report and are filed herewith:

          Exhibit 99.1 Agreement and Plan of Merger dated January 31, 1996, by and among Metromedia International Group, Inc., SGC Merger Corp. and The Samuel Goldwyn Company

          Exhibit 99.2 Press release dated January 31,1996 announcing the Goldwyn Merger




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                         SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    METROMEDIA INTERNATIONAL GROUP, INC.
                    (Registrant)



                    By: /S/ Silvia Kessel
                       ------------------------------
                       Silvia Kessel
                       Senior Vice President, Chief
                       Financial Officer and Treasurer



Dated:  February 7, 1996



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                        EXHIBIT INDEX

            METROMEDIA INTERNATIONAL GROUP, INC.

                 Current Report on Form 8-K
                   Dated January 31, 1996


     EXHIBIT NO.              DESCRIPTION


     99.1           Agreement and Plan of Merger dated
                    January 31, 1996, by and among Metromedia
                    International Group, Inc., SGC Merger Corp. and The Samuel Goldwyn Company

     99.2           Press release dated January 31, 1996
                    announcing the Goldwyn Merger